EX-32.1 6 exh32-1.htm SECTION 906 CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

Exhibit 32.1

Section 1350 Certification

In connection with the Annual Report on Form 10-K of Natural Gas Fueling and Conversion Inc;  (the "Company") for the year ended September 30, 2014 as filed with the Securities and Exchange Commission (the "Report"), I, I. Andrew Weeraratne, Chief Executive Officer of the Company, and I, I. Andrew Weeraratne, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 15, 2014	/s/ I. Andrew Weeraratne
I. Andrew Weeraratne Chief Executive Officer

Date: December 15, 2014	/s/ I. Andrew Weeraratne
I.Andrew Weeraratne Chief Financial Officer

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference. A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.